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                                                                    EXHIBIT 16.1






                                  July 5, 1996



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

     We have read the statements made by TeleTech Holdings, Inc. pursuant to
Item 304 of Regulation S-K, as part of Amendment No. 2 to the Company's Registration Statement on Form S-1, which we understand will be filed with the Commission on July 5, 1996. We agree with the statements concerning our firm made by TeleTech Holdings, Inc. in such Registration Statement.

                              Very truly yours,

                              /s/ Gumbiner, Savett, Finkel, Fingleson & Rose,
                              Inc.

                              GUMBINER, SAVETT, FINKEL, FINGLESON & ROSE, INC. (formerly Gumbiner, Savett, Friedman & Rose, Inc.)